KUTAK ROCK LLP                     Exhibit 5.1

                                   SUITE 3100                   ATLANTA
                             1801 CALIFORNIA STREET             CHICAGO
                                                                DES MOINES
                           DENVER, COLORADO 80202-2626          FAYETTEVILLE
                                                                IRVINE
                                  303-297-2400                  KANSAS CITY
                             FACSIMILE 303-292-7799             LITTLE ROCK
                                                                LOS ANGELES
                                                                OKLAHOMA CITY
                                www.kutakrock.com               OMAHA
                                                                PASADENA
                                                                RICHMOND
                                                                SCOTTSDALE
                                                                WASHINGTON
                                                                WICHITA


                                August 23, 2006


Vyta  Corp
370  17th  Street,  Suite  3640
Denver, CO 80202

     Re:     Vyta Corp Shares of Common Stock


Ladies  and  Gentlemen:

     We have acted as special counsel to Vyta Corp (the "Company"), a Nevada corporation, in connection with the filing of a registration statement to which this opinion is filed as an exhibit on Form S-8, under the Securities Act of 1933, as amended (the "Act"). The registration statement covers 700,000 shares of the Company's common stock, par value $.0001 per share (collectively, the "Shares"), 200,000 of which are outstanding as of the date hereof (the "Outstanding Shares") and the remaining 500,000 are issuable upon the exercise of warrants (the "Warrant Shares") under related warrant agreements (the "Warrant Agreements"). The Shares may be sold from time to time by the selling stockholders identified in the Company's registration statement who are consultants to the Company. The registration statement on Form S-8, as amended, on file with the Securities and Exchange Commission (the "Commission") at the time such Registration Statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein referred to as the "Registration Statement."

     In connection with this opinion, we have made such investigations and examined such records, including a copy of the Company's Articles of Incorporation and any amendments thereto (the "Articles"), Bylaws, a certificate dated a recent date of the Secretary of State of the State of Nevada as to the existence of the Company, a certificate from the Company relating to capitalization, copies of corporate minutes as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

     In  giving  this  opinion  we  assumed:

KUTAK ROCK LLP

Vyta  Corp.
August  23,  2006
Page  2


          (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

          (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

          (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

     Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act, (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Company's Shares as specified in the Registration Statement, (iii) adequate consideration has been received for the Outstanding Shares and (iv) adequate consideration will be received for the Warrant Shares upon the exercise of the warrants relating thereto as provided in the related Warrant Agreements: we are of the opinion that, when issued, the Shares will be legally issued, fully paid and non-assessable.

     In giving the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Nevada and the federal laws of the United States of America. To the extent that the opinion is governed by Nevada law, we advise you that we do not hold ourselves out as actively practicing law in Nevada, and our conclusions regarding the law of the State of Nevada is based entirely on our review of the documents listed above and our investigation of the law in effect in the State of Nevada as of the date hereof.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                                        Very  truly  yours,


                                        /s/  Kutak  Rock  LLP